SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                        Date of Amendment: June 23, 1999

                              JLM INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                          -----------------------------
                          (State or Other Jurisdiction)


                  0-22687                            06-1163710
         ------------------------       ------------------------------------
         (Commission File Number)       (I.R.S. Employer Identification No.)


           8675 HIDDEN RIVER PARKWAY, TAMPA FLORIDA             33637
           ----------------------------------------            --------
           (Address of principal executive offices)           (Zip Code)


                                (813) 632 - 3300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 AMENDMENT NO. 2
                                 ---------------
          The undersigned registrant hereby amends its Current Report on Form 8-K, filed on May 27, 1998 and Amended on July 27, 1998 to amend Item 7 as set forth herein.

Item 7.  Financial Statements and Exhibits

(a)      Financial statements of businesses acquired:

         Effective April 1, 1998 (the "Acquisition Date"), certain subsidiaries of JLM Industries, Inc. ("JLM" or the "Company") completed the acquisition of Tolson Transport B.V., a Dutch Company, Tolson Holland B.V., a Dutch Company, and Tolson Asia Pte., Ltd., a Singapore Company, (the "Acquisition") through the purchase of all of the outstanding shares of capital stock of the three companies (the "Acquired Companies") from their parent Tolson Holding, B.V., a Dutch Company. The total purchase price for the Acquired Companies was $5,750,000, less excluded receivables as defined in the Share Purchase Agreement. Additionally, JLM was guaranteed a combined equity of the Acquired Companies of zero as of the effective date of the purchase with any negative equity to be reimbursed back to JLM at time of closing. As part of the purchase, JLM executed a $2,850,000 promissory note payable in five semi-annual installments of $350,000 with a lump-sum payment of $1.1 million due in May 2001. The following audited combined financial statements of the Acquired Companies and the related independent auditors' report are included in Exhibit
10.41 appearing after the signature page to this Form 8-K/A:

         TOLSON HOLLAND B.V., TOLSON TRANSPORT B.V. AND TOLSON ASIA PTE., LTD. Independent Auditors' Report Combined Balance Sheets as of December 31, 1997 and 1996 Combined Statements of Operations for the Years Ended December 31, 1997, 1996 and 1995 Combined Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and 1995 Notes to the Combined Financial Statements

         (b)  Unaudited Pro Forma Consolidated Financial Information:

         The unaudited pro forma consolidated financial information is presented for informational purposes only and is not necessarily indicative of the consolidated operating results or consolidated financial position that would have occurred, nor is it necessarily indicative of the future operating results or financial position of JLM following the Acquisition.

         The following tables set forth certain unaudited pro forma consolidated financial information of JLM after giving effect to the Acquisition of the Acquired Companies. The unaudited pro forma consolidated balance sheet as of March 31, 1998 set forth below was prepared as if the Acquisition had been consummated on March 31, 1998. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 set forth below were prepared as if the Acquisition had been consummated at the beginning of each period presented.

         The unaudited pro forma consolidated financial information presented below has been prepared by applying the purchase method of accounting. Accordingly, the unaudited pro forma consolidated balance sheet assumes that the aggregate purchase price of the Acquired Companies is allocated to the assets and liabilities based on their actual fair values. The adjustment to goodwill in the unaudited consolidated balance sheet reflects the final goodwill and other intangible assets created from the purchase of the Acquired Companies. Additionally, as part of the Share Purchase Agreement, the seller guaranteed that net assets would have a minimum value of zero on the acquisition date. The Acquired Companies' combined audited financial information for the year ended December 31, 1997 and combined unaudited financial information as of March 31, 1998, is presented in accordance with Dutch generally accepted accounting principles ("GAAP"). Pro forma adjustments have been made to reflect the approximate effects of applying U.S. GAAP to the information prepared in Dutch GAAP. For the three months ended March 31, 1998, the adjustment is an estimate of the amount needed to convert the unaudited pro forma consolidated financial information from Dutch GAAP to U.S. GAAP.

         The unaudited pro forma consolidated financial information presented below reflects the pro forma adjustments that are directly attributable to the Acquisition. It also considers financing obtained by the Company to effect the transaction. The accompanying unaudited pro forma consolidated statements of operations do not reflect the anticipated revenues, gross profit and operating expenses from the Acquisition. Accordingly, the unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 are not necessarily indicative of the consolidated results of operations as they might have been had the Acquisition actually occurred on the dates indicated nor are they necessarily indicative of future results.

                      JLM INDUSTRIES, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998

                                                                      ACQUIRED           PRO FORMA                PRO FORMA
                       ASSETS                            JLM          COMPANIES          ADJUSTMENTS  NOTES     FINAL BALANCE
                                                   -------------     -----------       -------------  -----     -------------
Current Assets:
Cash and cash equivalents                          $   5,833,633     $        --       $        --              $   5,833,633

Accounts receivable:
  Trade                                               26,225,047        26,508,095        (6,079,351) (1)          46,653,791
  Other                                                3,750,374         1,278,882              --                  5,029,256
Due from Tolson Holding, B.V                                --               2,616         6,079,351  (1)
                                                                              --            (270,251  (2)
                                                            --                --          (2,900,000) (3)           2,911,716
Inventories                                           14,705,513         2,906,750              --                 17,612,263
Prepaid expenses and other current assets              2,356,831              --                --                  2,356,831
Assets held for sale                                     147,523              --                --                    147,523
                                                   -------------     -------------     -------------            -------------
     Total current assets                             53,018,921        30,696,343        (3,170,251)              80,545,013

Other investments                                     10,973,480              --                --                 10,973,480
Property and equipment, net                           29,194,512           348,313              --                 29,542,825
Other assets                                           1,795,536              --                --                  1,795,536
Goodwill and other intangibles assets                       --                --           5,750,000  (3)           5,750,000
                                                   -------------     -------------     -------------            -------------
     Total assets                                  $  94,982,449     $  31,044,656     $   2,579,749            $ 128,606,854
                                                   =============     =============     =============            =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses              $  28,160,442     $  30,734,675     $        --              $  58,895,117
Current portion of long-term debt                        855,943              --             350,000  (3)           1,205,943
Loans payable                                          7,498,161            39,730              --                  7,537,891
Income taxes payable                                   1,412,487              --                --                  1,412,487
                                                   -------------     -------------     -------------            -------------
     Total current liabilities                        37,927,033        30,774,405           350,000               69,051,438

Long-term debt less current portion                   11,988,770              --           2,500,000  (3)          14,488,770
Deferred income taxes                                  4,306,490              --                --                  4,306,490
Other liabilities                                          2,138              --                --                      2,138
                                                   -------------     -------------     -------------            -------------
     Total liabilities                                54,224,431        30,774,405         2,850,000               87,848,836
Stockholders' Equity:
  Preferred stock                                           --                --                --                       --
  Common stock                                            71,099           550,516          (550,516) (2)              71,099
  Additional paid-in capital                          21,093,055              --                --                 21,093,055
  Retained earnings (deficit)                         19,614,084          (280,265)          280,265  (2)          19,614,084
  Accumulated other comprehensive income:
    Foreign currency translation adjustment              (20,220)             --                --                    (20,220)
                                                   -------------     -------------     -------------            -------------
     Total stockholders' equity                       40,758,018           270,251          (270,251)              40,758,018
                                                   -------------     -------------     -------------            -------------
     Total liabilities and stockholders' equity    $  94,982,449     $  31,044,656     $   2,579,749            $ 128,606,854
                                                   =============     =============     =============            =============


See accompanying notes to unaudited pro forma consolidated financial information.

                      JLM INDUSTRIES,INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                          ACQUIRED          PRO FORMA               PRO FORMA
                                                           JLM            COMPANIES        ADJUSTMENTS    NOTES   FINAL BALANCE
                                                      -------------     -------------     -------------   ----    -------------
Revenues                                              $ 286,822,166     $ 233,113,338     $        --             $ 519,935,504
Cost of sales                                           256,030,337       231,803,736              --               487,834,073
                                                      -------------     -------------     -------------           -------------
    Gross profit                                         30,791,829         1,309,602              --                32,101,431

Selling, general and  administrative expenses            16,889,268         5,064,725            29,136    (4)
                                                              --                --             (331,654)   (5)
                                                              --                --               303,751   (6)       22,955,226
                                                      -------------     -------------        -------------        -------------
    Operating income  (loss)                             13,902,561        (3,755,123)           (1,233)             10,146,205
Interest expense - net                                   (2,082,986)         (583,224)         (170,665)   (7)       (2,836,875)
Other expense - net                                        (583,409)             --                --                  (583,409)
Foreign currency exchange gain - net                         83,852           686,667              --                   770,519
                                                      -------------     -------------        -------------        -------------
Income (loss) before minority interest and
  income taxes                                           11,320,018        (3,651,680)         (171,898)              7,496,440
                                                      -------------     -------------        -------------        -------------
Minority interest in loss of subsidiaries                    61,878              --                --                    61,878
Income (loss) from continuing operations
  before income taxes                                   11,381,896        (3,651,680)         (171,898)               7,558,318
                                                      -------------     -------------        -------------        -------------
Income tax provision:
  Current                                                 2,880,263              --                --      (8)        2,880,263
  Deferred                                                1,410,930              --                --                 1,410,930
                                                      -------------     -------------        -------------        -------------
    Total income tax provision                            4,291,193              --                --                 4,291,193
                                                      -------------     -------------        -------------        -------------
Income (loss) from continuing operations              $   7,090,703     $  (3,651,680)    $    (171,898)          $   3,267,125
                                                      =============     =============        =============        =============
Basic Income Per Share:
  Income from continuing operations                   $        1.23                                               $        0.57
                                                      -------------                                                ------------
Diluted Income Per Share:
  Income from continuing operations                  $        1.22                                                $        0.56
                                                     -------------                                                -------------
Weighted average number of shares
  outstanding used for:
  Basic income per share                                 5,752,579                                                    5,752,579
  Diluted income per share                               5,789,988                                                    5,789,988

See accompanying notes to unaudited pro forma consolidated financial information.

                      JLM INDUSTRIES,INC. AND SUBSIDIARIES
               UNAUDITED PRO FORMACONSOLIDATED STATEMENT OF INCOME
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                                                         ACQUIRED           PRO FORMA             PRO FORMA
                                                          JLM            COMPANIES         ADJUSTMENTS  NOTES   FINAL BALANCE
                                                     -------------     -------------     -------------  -----   -------------
Revenues                                             $  58,565,101     $  43,153,994     $        --            $ 101,719,095
Cost of sales                                           50,631,222        43,952,237              --               94,583,459
                                                     -------------     -------------     -------------          -------------
    Gross profit                                         7,933,879          (798,243)             --                7,135,636

Selling, general and  administrative expenses            4,357,858         1,442,723             7,284  (4)
                                                              --                --             (82,914) (5)
                                                              --                --              75,937  (6)         5,800,888
                                                     -------------     -------------     -------------          -------------
    Operating income (loss)                              3,576,021        (2,240,966)             (307)             1,334,748
Interest expense - net                                    (204,275)          (28,328)          (33,863) (7)          (266,466)
Other income - net                                         131,581              --                --                  131,581
Foreign currency exchange gain - net                        10,973           181,121              --                  192,094
                                                     -------------     -------------     -------------          -------------
Income (loss) before minority interest and income
   taxes                                                 3,514,300        (2,088,173)          (34,170)             1,391,957
Minority interest in income of subsidiaries                   --                --                --                     --
                                                     -------------     -------------     -------------          -------------
Income (loss)  from continuing operations before
  income taxes                                           3,514,300        (2,088,173)          (34,170)             1,391,957
                                                     -------------     -------------     -------------          -------------
Income tax provision (benefit):
  Current                                                1,244,223              --                --    (8)         1,244,223
  Deferred                                                 356,580              --                --                  356,580
                                                     -------------     -------------     -------------          -------------
    Total income tax provision                           1,600,803              --                --                1,600,803
                                                     -------------     -------------     -------------          -------------
Income (loss) from continuing operations             $   1,913,497     $  (2,088,173)    $     (34,170)         $    (208,846)
                                                     =============     =============     =============          =============
Basic income (loss) per share:

  Income (loss) from continuing operations           $        0.27                                              $       (0.03)
                                                     =============                                              =============
Diluted income (loss) per share:
  Income (loss) from continuing operations           $        0.27                                              $       (0.03)
                                                     =============                                              =============
Weighted average number of shares outstanding
  used for:
  Basic income (loss) per share                          7,106,080                                                  7,106,080
  Diluted income (loss) per share                        7,129,700                                                  7,129,700


See accompanying notes to unaudited pro forma consolidated financial information.

                      JLM INDUSTRIES,INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

BASIS OF PRESENTATION

        The accompanying unaudited pro forma consolidated financial information is derived from and should be read in conjunction with the historical consolidated financial statements and the related notes thereto of JLM's Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 25, 1998 and Form 10-Q for the period ended March 31, 1998 Filed with the SEC on May 14, 1998. The unaudited pro forma consolidated financial information for the year ended December 31, 1997 should also be read in conjunction with the Acquired Companies' audited combined financial statements appearing in Exhibit 10.41 on this Form 8-K/A. The unaudited combined financial statements of the Acquired Companies for the period ended March 31, 1998 were derived from the combined accounting records of the Acquired Companies.

        The unaudited pro forma consolidated balance sheet as of March 31, 1998 was prepared as if the Acquisition had been consummated on March 31, 1998. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and three months ended March 31, 1998, were prepared as if the Acquisition had been consummated on January 1, 1997.

         The unaudited pro forma financial information presented below has been prepared by applying the purchase method of accounting. Accordingly, the unaudited pro forma consolidated balance sheet assumes that the aggregate purchase price of the Acquired Companies is allocated to the assets and liabilities based on their estimated fair values. Additionally, as part of the purchase agreement, the seller guaranteed that net assets would have a minimum value of zero on the Acquisition Date.

         The unaudited pro forma consolidated financial information reflects pro forma adjustments that are directly attributable to the Acquisition and the use of the purchase method of accounting. It also considers financing obtained to effect the transaction. The accompanying unaudited pro forma consolidated statements of operations do not reflect the revenues, gross profit and operating expenses anticipated from the Acquisition. Accordingly, the unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 are not necessarily indicative of the consolidated results of operations as they might have been had the Acquisition actually occurred on the dates indicated, nor are they necessarily indicative of future results.

NOTES

(1) Certain identifiable accounts receivable balances included in the March 31, 1998 balance sheet of the Acquired Companies were not acquired by JLM. Those accounts receivable have been eliminated and are reflected as an increase in the receivable due from Tolson Holding, B.V. (the "Seller").
(2) The receivable is a net contribution to be made by the Seller caused by an agreement with the Seller that net assets acquired by JLM would have a guaranteed minimum value of zero. Any excess or deficiency in the equity of the Acquired Companies was an adjustment to the receivable/payable of the Seller. The equity accounts of the Acquired Companies were eliminated by adjusting the net receivable due from the Seller.
(3) A purchase price of $5,750,000 was negotiated in exchange for assets and liabilities having a net book value of zero. The excess purchase price of $5,750,000 resulted in goodwill and other intangible assets. The cost basis of the assets and liabilities acquired approximate their fair market value. Therefore, the entire excess purchase price over the fair value of the net assets acquired was allocated to goodwill and other intangibles. The Acquisition was to be funded by $2,900,000 in cash to be paid at closing unless the receivable due from the Seller was greater than the amount owed by the Company and a $2,850,000 note payable. The $2,900,000 in cash was offset against the receivable due from the Seller. The $2,850,000 note payable was executed on the Acquisition Date with an interest rate of LIBOR plus one point. The effective interest rate on the note payable is approximately 6.0%. The net receivable due from the Seller was collected by the Company in August 1998.

(4) The Acquired Companies' combined audited financial information for the year ended December 31, 1997 and combined unaudited financial information as of March 31, 1998, is presented in accordance with Dutch generally accepted accounting principles. Pro forma adjustments have been made to reflect the approximate effects of applying U.S. GAAP to the information prepared in Dutch GAAP. See footnote 8 of the Acquired Companies' December 31, 1997 combined audited financial statements, presented in Exhibit 10.41, for a complete description of the adjustment for the unaudited pro forma consolidated statement of income for the year ended December 31, 1997. For the three months ended March 31, 1998, the adjustment is an estimate of the amount needed to convert the unaudited pro forma consolidated financial information from Dutch GAAP to U.S. GAAP.
(5) Adjustment represents the reduced salaries for certain employees of the Acquired Companies that were not employed by JLM after the Acquisition. For the three months ended March 31, 1998, the adjustment reflects a pro rata reduction in the salaries expense.
(6) Adjustments relate to goodwill and other intangibles, as discussed in Note (3) above, for the related estimated amortization expense that would have been incurred had the transaction been consummated on January 1, 1997. The average estimated useful life for goodwill and other intangibles created from the acquisition of the Acquired Companies is approximately 20 years. For the year ended December 31, 1997, the adjustment reflects a full year of amortization expense. For the three months ended March 31, 1998, the adjustment reflects a partial year of amortization expense.
(7) Adjustments are made to the unaudited pro forma statements of operations due to the executed note payable, discussed in Note (3) above, for interest expense that would have been incurred had the transaction been consummated at the beginning of each period presented. The effective interest rate on the note payable is approximately 6.0%.
(8) No adjustment has been made to the income tax provision for any of the periods presented as the Acquired Companies have a $3.75 million tax credit carryforward as of the effective date of the Acquisition Date.

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------

10.41 Tolson Holland B.V., Tolson Transport B.V. and Tolson Asia Pte Ltd combined financial statements for the three-year period ended December 31, 1997.

                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  JLM INDUSTRIES, INC.

Dated: June 23, 1999              /s/ JOHN L. MACDONALD
                                  -------------------------------------
                                  John L. Macdonald
                                  President and Chief Executive Officer



                                  /s/  FRANK A. MUSTO
                                  -----------------------------------------
                                  Frank A. Musto
                                  Vice President and Chief Financial Officer
                                  (Principal Financial and Accounting Officer)